UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
June 19, 2009
Date of Report (Date of earliest event reported)

Sonoran Energy, Inc.
(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation)	000-28915 (Commission File Number)	13-4093341 (IRS Employer Identification No.)
15305 Dallas Parkway, Ste. 300, Dallas, TX, 75001
(Address and zip code of principal executive offices)
(214) 389-3480
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03. Bankruptcy or Receivership
     On June 19, 2009, Sonoran Energy, Inc. (the “Company”) filed a voluntary petition for relief (the “Bankruptcy Filing”) under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”), in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (the “Bankruptcy Court”) (Case No. 09-33852).
     The Company intends to continue to operate its business as a “debtor-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court during the bankruptcy process. The Company is in the process of finalizing a consensual agreement with its secured lenders for use of cash collateral during the bankruptcy process and expects to request authority from the Bankruptcy Court to use cash collateral during the bankruptcy case. The Company intends to sell substantially all of its assets pursuant to Section 363 of the Bankruptcy Code under a Bankruptcy Court supervised sales process. The Company does not expect there will be any distributions to shareholders.
     A copy of the press release, dated June 19, 2009, announcing the Bankruptcy Filing, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
     The Bankruptcy Filing constitutes an event of default under the debt instrument listed below:
•	The Credit Agreement dated November 29, 2007 with Standard Bank PLC and Nordkap A.G. As of June 19, 2009, the outstanding balance, including accrued interest, of this Credit Agreement was over $12 million.

•	The outstanding 10 % Convertible Debentures (“10% Convertible Debentures”) described in Note 6 to the financial statements included in our Form 10-Q filed on September 15, 2008.
     The Bankruptcy Filing described above resulted in the acceleration of all amounts due under the Credit Agreement and the 10% Convertible Debentures and caused all such amounts to become immediately due and payable without further action or notice. The ability of the creditors to seek remedies to enforce their rights under the Credit Agreement and the 10% Convertible Debentures is automatically stayed as a result of the filing of the Bankruptcy Case, and the creditors’ rights of enforcement are subject to the applicable provisions of the Bankruptcy Code.
Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit 99.1 Press Release dated June 19, 2009
* * * *
     Statements in this report that are not historical are forward-looking and are subject to various risks and uncertainties that could cause actual results to vary materially from those stated. Forward-looking statements are based on currently available information and include, among others, the discussion regarding the possible sale of the Company’s assets and the pursuit of a consensual agreement with the Company’s secured lenders. If underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by these forward-looking statements. These risks and uncertainties include, among others, the terms, timing and consummation of any sale of the Company’s assets as a going concern or any agreement with its secured lenders, the Company’s ability to meet its future liquidity needs, and those set forth in Item 1A “Risk Factors” of the Company’s Form 10-K for the year ended April 30, 2008, which is incorporated by reference, and in subsequent reports that the

Company files or furnishes with the Securities and Exchange Commission and the bankruptcy court. Certain actions contemplated by the Company are subject to bankruptcy court approval. This report speaks only as of its date and, except to the extent required by law, the Company disclaims any obligation to revise these forward-looking statements or to provide any updates regarding information contained herein resulting from new information, future events or otherwise.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: June 19, 2009

SONORAN ENERGY, INC.
/s/ Michael Kayman
Michael Kayman,
Interim Chief Executive Officer, Interim Chief Financial Officer, and Chief Restructuring Officer